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                                                                     Exhibit 4.2

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                         CONTINENTAL GLOBAL GROUP, INC.




                    ----------------------------------------


                                  $120,000,000

                       11% SERIES A SENIOR NOTES DUE 2007

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                               -------------------

                               PURCHASE AGREEMENT

                           DATED AS OF MARCH 26, 1997

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                          DONALDSON, LUFKIN & JENRETTE

                             Securities Corporation

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                                                                  March 26, 1997

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Dear Sirs:

         Continental Global Group, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell an aggregate of $120,000,000 in principal amount of its 11% Series A Senior Notes due 2007 (the "Series A Senior Notes") to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"), subject to the terms and conditions set forth herein. The Series A Senior Notes will be issued pursuant to the provisions of an indenture (the "INDENTURE") to be dated as of April 1, 1997 among the Company, the Subsidiary Guarantors (as defined below) and Norwest Bank Minnesota, N.A., as trustee (the "TRUSTEE"). The Series A Senior Notes and the Series B Senior Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "SENIOR NOTES." The Senior Notes will be, jointly and severally, guaranteed on a senior unsecured basis by each of the entities listed on Schedule I hereto (each a "SUBSIDIARY GUARANTOR" and together, the "SUBSIDIARY GUARANTORS"), being the Company's only domestic subsidiaries as of the Closing Date (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         The proceeds to the Company from the sale to the Initial Purchaser of the Senior Notes (the "PROCEEDS") will be used (i) to refinance certain indebtedness of the Company, including indebtedness incurred in connection with the acquisition of an affiliated group of conveyor equipment companies in Australia (the "BCE ACQUISITION") and outstanding indebtedness under the Existing Credit Facility; (ii) to fund the Hewitt-Robins Acquisition (as defined below); (iii) for general corporate purposes, including to fund future acquisitions to the extent permitted by the Indenture; (iv) to pay fees and expenses incurred in connection with the offering of the Series A Senior Notes; and (v) to fund a dividend to the sole stockholder of the Company.

         On or prior to the Closing Date, each of Continental Conveyor & Equipment Company, a Delaware corporation ("CONTINENTAL"), and Goodman Conveyor Company, a Delaware corporation will enter into a revolving credit facility (the "REVOLVING CREDIT FACILITY") with Bank One Cleveland, N.A., as lender thereunder. The Revolving Credit Facility will be secured by liens on substantially all of the assets of the Company's subsidiaries (other than Foreign Subsidiaries (as defined)) and will be guaranteed by the Company.

         Concurrent with the closing of the sale of the Series A Senior Notes by the Company to the Initial Purchaser pursuant to this Purchase Agreement (this "AGREEMENT") Continental will acquire (the "HEWITT-ROBINS ACQUISITION") substantially all of the assets of W. S. Tyler Incorporated's ("TYLER") Hewitt-Robins Conveyor Components Division, a United States manufacturer of idlers ("HEWITT-ROBINS"), pursuant to the Hewitt-Robins Purchase Agreement (the "HEWITT-ROBINS ACQUISITION AGREEMENT".)

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         1. ISSUANCE OF SECURITIES. The Series A Senior Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated March 11, 1997 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated March 26, 1997 (the "OFFERING MEMORANDUM") relating to the Series A Senior Notes.

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Senior Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
         (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL `ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell the Series A Senior Notes to the Initial Purchaser, and the Initial Purchaser agrees to purchase all of the Series A Senior Notes from the Company, at a price equal to 97% of the principal amount of the Series A Senior Notes (the "PURCHASE PRICE").

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         3. TERMS OF OFFERING. The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Series A Senior Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"),
(ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act, that make certain representations and agreements to the Company (each, an "ACCREDITED INSTITUTION") and (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchaser will offer the Series A Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in the form of Exhibit A hereto, for so long as such Series A Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) the Company's 11% Series B Senior Notes due 2007 (the "SERIES B SENIOR NOTES") to be offered in exchange for the Series A Senior Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Senior Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective and consummate the Registered Exchange Offer. This Agreement, the Indenture, the Senior Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

         4. DELIVERY AND PAYMENT. Delivery to the Initial Purchaser by the Company of, and payment by the Initial Purchaser for, the Series A Senior Notes shall be made at 10:00 A.M., New York City time, on April 1, 1997 (the "CLOSING DATE") (or such other date as the Company and the Initial Purchaser may agree), at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022.

         One or more Series A Senior Notes in definitive form (collectively, the "DEFINITIVE NOTES"), registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Series A Senior Notes sold pursuant to Exempt Resales to Eligible Purchasers, shall be delivered by the Company to the Initial Purchaser, against payment by the Initial Purchaser of the purchase price thereof by wire transfer of immediately available Federal funds to the order of the Company or as the Company may direct. The Definitive Notes shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

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         5. AGREEMENTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. Each of the
Company and the Subsidiary Guarantors hereby agrees with the Initial Purchaser as follows:

                  (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Senior Notes or the Subsidiary Guarantees for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(f) hereof, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Series A Senior Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any Series A Senior Notes under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) Subject to paragraph (e) below, to furnish to the Initial Purchaser and those persons identified by the Initial Purchaser to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Company consents to the lawful use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

                  (c) Not to amend or supplement the Offering Memorandum, whether before or after the Closing Date, unless (i) the Initial Purchaser has been previously advised thereof and (ii) the Initial Purchaser has not reasonably objected thereto (unless in the reasonable judgment of counsel to the Company such amendment or supplement is necessary to make the statements made in the Offering Memorandum not misleading); and to prepare, promptly upon the Initial Purchaser's request, any amendment or supplement to the Offering Memorandum that may be reasonably deemed to be necessary or advisable in connection with Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to the Company, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

                  (d) Subject to paragraph (e) below, if, after the date hereof and prior to the completion of Exempt Resales of the Series A Senior Notes by the Initial Purchaser, any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum to comply with any law, statute, rule or regulation or to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, to promptly prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum,

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         as so amended or supplemented, will comply with all applicable laws, statutes, rules and regulations and will not, in the light of the circumstances at the time it is so delivered, be misleading.

                  (e) Prior to the consummation of the Registered Exchange Offer or the effectiveness of an applicable Shelf Registration Statement if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus or an offering memorandum in connection with sales of, or market-making activities with respect to, the Senior Notes, (A) to periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each such amended or supplemented Offering Memorandum as the Initial Purchaser may reasonably request.

                  Subject to the terms of the Registration Rights Agreement, following the consummation of the Registered Exchange Offer or the effectiveness of an applicable Shelf Registration Statement and for so long as the Senior Notes are outstanding, if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable Registration Statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the Registration Statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.

                  The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each Offering Memorandum, Registration Statement, prospectus, amendment or supplement referred to in this Section 5(e).

                  (f) To (i) cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the registration or qualification of the Series A Senior Notes and the Subsidiary Guarantees for offer and sale by the Initial Purchaser under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request, (ii) continue such qualification in effect so long as required for Exempt Resales of the Series A Senior Notes and the Subsidiary Guarantees and (iii) file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided that in no event shall the Company or any Subsidiary Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or take any action which would subject it to general consent to

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          service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum and the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

                    (g) From and after the effective date of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement and as long as any of the Senior Notes are outstanding, to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, during the period of three years following the date of this Agreement, to deliver without charge to the Initial Purchaser, promptly upon their becoming available, (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or the Subsidiary Guarantors with the Commission or any national securities exchange.

                    (h) To use the Proceeds from the sale of the Series A Senior Notes in the manner specified in the Offering Memorandum (and any amendments or supplements thereto) under the caption "Use of Proceeds."

                    (i) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Senior Notes.

                    (j) To pay and be responsible for all costs, expenses, fees and taxes in connection with, incident to or in respect of:

                              (1) the preparation, printing, filing and
                    distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements to any of them;

                              (2) the preparation, printing and delivery of the
                    Operative Documents, all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including in each case any disbursements of counsel to the Initial Purchaser relating to such printing and delivery; provided that such fees and disbursements, together with any disbursements of counsel to the Initial Purchaser reimbursed pursuant to clause (4) below, shall not exceed $20,000);

                              (3) the issuance, transfer and delivery by the
                    Company and the Subsidiary Guarantors of the Senior Notes and the Subsidiary Guarantees to the Initial Purchaser;

                              (4) the registration or qualification of the
                    Senior Notes and Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 5(f) hereof (including in each case, the reasonable fees and disbursements of counsel to the Initial Purchaser relating to such registration or qualification and memoranda relating thereto; provided that such fees and disbursements, together with any disbursements of counsel to the Initial Purchaser reimbursed pursuant to clause (2) above, shall not exceed $20,000);

                              (5) furnishing such copies of the Preliminary
                    Offering Memorandum and the Offering Memorandum and all amendments and supplements thereto as may be

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                    reasonably requested for use in connection with the Exempt
                    Resales;

                              (6) the preparation of certificates for the Senior
                    Notes (including, without limitation, printing and engraving thereof);

                              (7) the fees, disbursements and expenses of the
                    Company's counsel and accountants;

                              (8) the rating of the Senior Notes by investment
                    rating agencies, if any;

                              (9) all expenses and listing fees in connection
                    with the application for quotation of the Series A Senior Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL");

                              (10) all fees and expenses of the Company in
                    connection with approval of the Senior Notes by DTC for "book-entry" transfer;

                              (11) the fees and expenses of the Trustee and the
                    Trustee's counsel in connection with the Indenture and the Senior Notes;

                              (12) the performance by the Company of its other
                    obligations under this Agreement and the other Operative Documents; and

                              (13) all out-of-pocket expenses incurred by the
                    Initial Purchaser (including reasonable fees and expenses of counsel to the Initial Purchaser); provided that such fees and expenses (which shall not include any fees and expenses payable pursuant to clauses (2) or (4) of this Section 5(j)) shall not exceed $350,000.

                    (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a default by the Initial Purchaser) or if for any reason the Company and the Subsidiary Guarantors shall be unable or unwilling to perform their obligations hereunder, the Company and the Subsidiary Guarantors shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchaser for the fees and expenses to be paid or reimbursed pursuant to Section 5(j) above, and reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Initial Purchaser) reasonably incurred by the Initial Purchaser in connection with the transactions contemplated by this Agreement; provided that such fees and expenses (which shall not include any fees and expenses payable pursuant to clauses (2) or (4) of this Section 5(j) above) shall not exceed $350,000.

                    (l) During the period set forth in 5(o) hereof, to furnish to the Initial Purchaser, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

                    (m) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Series A Senior Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

                    (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect

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         of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Senior Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of Series A Senior Notes.

                  (o) For so long as any of the Senior Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Series A Senior Notes in connection with any sale thereof and any prospective purchaser of such Series A Senior Notes from such holder, the information (the "RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Securities Act.

                  (p) To cause the Registered Exchange Offer to be made on the appropriate form to permit registered Series B Senior Notes to be offered in exchange for the Series A Senior Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

                  (q) To comply with its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Senior Notes by DTC for "book-entry" transfer.

                  (r) To use its reasonable best efforts to effect the inclusion of the Series A Senior Notes in PORTAL and to obtain approval of the Senior Notes by DTC for "book-entry" transfer.

                  (s) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Senior Notes or any other debt security issued by the Company or any of its subsidiaries (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 180 days after the Closing Date, without the Initial Purchaser's prior written consent, except for (i) sales or transfers between affiliates of the Company and the Company or any of its subsidiaries and (ii) the issue and exchange of Series B Senior Notes for Series A Senior Notes in the Registered Exchange Offer.

                  (t) To do and perform all things required or necessary to be done and performed under this Agreement by the Company that are within its control prior to the Closing Date and to satisfy all conditions on its part precedent to the delivery of the Series A Senior Notes that are within its control.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. Each of the Company, and as regards itself only, each of the Subsidiary Guarantors, represents and warrants to the Initial Purchaser that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) made in reliance upon or in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. The Company and the Subsidiary Guarantors acknowledge for all purposes under this Agreement that the statements set forth in the fourth paragraph on the cover page and under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto). The Company has no knowledge of, and has not received any notifications with respect, to the issuance of any stop order preventing the use of any of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act.

                  (b) The Company and each of its direct and indirect subsidiaries (1) is and, immediately after giving effect to the Hewitt-Robins Acquisition, will be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (2) has, and immediately after giving effect to the Hewitt-Robins Acquisition, will have, requisite corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and
         (3) is and, immediately after giving effect to the Hewitt-Robins Acquisition, will be, duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, "MATERIAL ADVERSE EFFECT" shall mean any effect or group of related or unrelated effects that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, immediately after giving effect to the Hewitt-Robins Acquisition, or (ii) would interfere with, adversely affect or question the validity of (A) the execution, delivery and performance of any of the Operative Documents, the issuance of the Senior Notes and the Subsidiary Guarantees or the consummation of this Agreement and the transactions contemplated hereby, (B) the performance by the Company and each of its subsidiaries of its respective agreements and obligations under this Agreement or the consummation of the transactions contemplated thereby or (C) the consummation of the Hewitt-Robins Acquisition.

                  (c) All of the outstanding shares of capital stock of or other ownership interests in the Company and each of its subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable; the outstanding shares of capital stock of or other ownership interests in each of the Company's subsidiaries have not been issued in violation of any preemptive or similar rights and are owned free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting rights or encumbrance (each a "Lien") except for Liens granted pursuant to the Revolving Credit Facility and the Australian Revolving Credit Facility. There are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

                  (d) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Operative Documents and the Revolving Credit Facility and to consummate the transactions contemplated by the Operative Documents and the Revolving Credit Facility and to issue, sell and deliver the Series A Senior Notes pursuant to this Agreement. Each of the Subsidiary Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and the Revolving Credit Facility and to consummate the transactions contemplated by the Operative Documents and Revolving Credit Facility and to issue and deliver the Subsidiary Guarantees pursuant to this Agreement. Continental has all necessary corporate power and authority to execute, deliver and perform its obligations under the Hewitt-Robins Acquisition Agreement. On December 31, 1996, as adjusted to reflect the Offering and the application of the net proceeds therefrom, the BCE Acquisition and the Hewitt-Robins Acquisition, the Company would have had an authorized and outstanding consolidated cash and capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

                  (e) The Company has no direct or indirect subsidiaries, immediately after giving effect to the Hewitt-Robins Acquisition, other than those listed on Schedule II hereto.

                  (f) None of the Company or any of its subsidiaries is (1) in violation of its respective charter or bylaws or (2) in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or to which any of them or their respective properties may be subject or bound, except, in the cause of clause (2) above, for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (g) None of (A) the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the Revolving Credit Facility and the other Operative Documents, (B) the performance by Continental of the Hewitt-Robins Acquisition Agreement and consummation of the Hewitt-Robins Acquisition, (C) the issuance and sale of the Series A Senior Notes by the Company, (D) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors and (E) the consummation by the Company and the Subsidiary Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a Lien on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is bound, or (3) any law or administrative regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which any of them or their respective properties may be subject or bound. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) that has not been made or obtained is required for (1) the execution, delivery and performance of the Operative Documents, the Revolving Credit Facility and the valid issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees or (2) the performance by the Company of the Hewitt-Robins Acquisition Agreement and all documents or agreements related thereto and the transactions contemplated hereby and thereby, except (i) such consents, approvals, authorizations or orders that are not specifically required pursuant to the terms of the Hewitt-Robins Acquisition Agreement or (ii) where the failure to obtain such consents, approvals, authorizations or orders would not have a Material Adverse Effect. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Memorandum, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TIA"), and state securities or Blue Sky laws and regulations.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                  (i) The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and when executed and delivered by the Company (assuming the due execution and delivery thereof by the Trustee) will be a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

                  (j) The Series A Senior Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Series A Senior Notes.

                  (k) The Series B Senior Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Series B Senior Notes.

                  (l) The Subsidiary Guarantees to be endorsed on the Series A Senior Notes by the Subsidiary Guarantors have been duly authorized by the Subsidiary Guarantors and when executed and delivered by the Subsidiary Guarantors and when the Series A Senior Notes are issued and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Subsidiary Guarantees will be the legally valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
         (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the Series A Senior Notes.

                  (m) The Subsidiary Guarantees to be endorsed on the Series B Senior Notes by the Subsidiary Guarantors have been duly authorized and when executed and delivered by the Subsidiary Guarantors and when the Series B Senior Notes have been issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Subsidiary Guarantees to be endorsed on the Series B Senior Notes will be the legally valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the Series B Senior Notes.

                  (n) The Registration Rights Agreement has been duly authorized by the Company and the Subsidiary Guarantors and when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due execution and delivery thereof by the Initial Purchaser), will be a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of Registration Rights Agreement.

                  (o) The Revolving Credit Facility has been duly authorized and when executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the other parties thereto) will be a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
         (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Revolving Credit Facility.

                  (p) The Tax Payment Agreement has been duly authorized and when executed and delivered by the Company and its subsidiaries and will be a legally valid and binding obligation of the Company and its subsidiaries, enforceable against the Company and its subsidiaries in accordance with its terms, except as the enforceability thereof may be
         (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Tax Payment Agreement.

                  (q) The Management Agreement has been duly authorized and when executed and delivered by the Company will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be
         (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and
         (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Management Agreement.

                  (r) The Hewitt-Robins Acquisition Agreement has been duly authorized, executed and delivered by Continental and is a legally valid and binding obligation of Continental, enforceable against Continental in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Hewitt-Robins Acquisition Agreement is in full force and effect and, to the Company's knowledge, there has not occurred any default or breach by any party thereto.

                  (s) The Company has delivered to the Initial Purchaser true and correct executed copies of the Hewitt-Robins Acquisition Agreement and all documents and agreements related thereto and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchaser.

                  (t) Except to the extent described in the Offering Memorandum there is (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or, after giving effect to the Hewitt-Robins Acquisition, may be subject,
         (ii) no law, statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or, to the best knowledge of the Company or any Subsidiary Guarantor, proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (2) might have a Material Adverse Effect, (3) would interfere with or adversely affect the issuance of the Series A Senior Notes and the Subsidiary Guarantees or (4) in any manner draw into question the validity of the Operative Documents, the Hewitt-Robins Acquisition Agreement, the Series A Senior Notes or the Subsidiary Guarantees.

                  (u) No holder of any security of the Company or any of its subsidiaries has any right or, by reason of the execution by the Company and the Subsidiary Guarantors of this Agreement, the Revolving Credit Facility, any other Operative Document or the Hewitt-Robins Acquisition Agreement, the issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees by the Company and the Subsidiary Guarantors, respectively, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them.

                  (v) Neither the Company nor any of its subsidiaries is, or immediately after giving effect to the Hewitt-Robins Acquisition will be, involved in any material labor dispute nor, to the knowledge of the Company or any Subsidiary Guarantor, is any material dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

                  (w) The Company and its subsidiaries have not and, immediately after giving effect to the Hewitt-Robins Acquisition will not have, violated any applicable existing federal, state, local or foreign laws or regulations ("LAWS") including, but not limited to (i) safety or similar Laws applicable to its business, (ii) Laws relating to discrimination in the hiring, promotion or pay of employees, (iii) wages and hour Laws and (iv) provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, in each case, either singly or in the aggregate, would not have a Material Adverse Effect.

                  (x) Except as set forth in the Offering Memorandum, the Company and its subsidiaries are and, immediately after giving effect to the Hewitt-Robins Acquisition will be, in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, would not have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Memorandum, there is no alleged liability, or, to the best knowledge and information of the Company or any Subsidiary Guarantor, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by the Company or any of its subsidiaries or at any location currently or previously used or leased by the Company or any of its subsidiaries, or (2) any violation or alleged violation of any Environmental Law, except in each case with respect to clause (1) and
         (2), alleged or potential liabilities that, singly or in the aggregate, would not have a Material Adverse Effect.

                  (y) In connection with the Hewitt-Robins Acquisition, the Company has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on the business, assets, operations and properties of Hewitt-Robins and identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have a Material Adverse Effect.

                  (z) The Company and each of its subsidiaries owns free and clear of all Liens or possesses or has the right to use free and clear of any rights of third parties that adversely affects such use by the Company and its subsidiaries and, immediately after giving effect to the Hewitt-Robins Acquisition, will own free an clear of all Liens, will possess or will have the right to use free and clear of any rights of third parties that adversely affects such use by the Company and its subsidiaries, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") employed by it, except where the failure to own, possess or use such Intellectual Property would not, either singly or in the aggregate, have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice that its use of any Intellectual Property allegedly infringes upon, or conflicts with, rights asserted by others, or any notice of an action or proceedings seeking to limit, cancel or question the validity of any Intellectual Property except for such instances that, singly or in the aggregate, would not have a Material Adverse Effect if an unfavorable decision, judgment, ruling or finding is rendered against the Company or any of its subsidiaries. No other person is to the Company's or any Subsidiary Guarantor's knowledge, infringing upon any of the Intellectual Property or has notified the Company or any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by the Company or its subsidiaries. The Company and its subsidiaries have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries.

                  (aa) Except as set forth in the Offering Memorandum, all tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided or (ii) currently payable without penalty or interest.

                  (ab) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not have a Material Adverse Effect,
         (i) the Company and each of its subsidiaries has and, immediately after giving effect to the Hewitt-Robins Acquisition, will have, (1) such permits, licenses, franchises, authorizations or approvals of governmental or regulatory authorities ("PERMITS") and has made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, operate and use its respective properties and assets and to conduct their business as presently conducted and (2) fulfilled and performed all of their material obligations with respect to the Permits, and (ii) no event has occurred that could allow, or after notice or lapse of time could allow, revocation or termination of any Permit or that could result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

                  (ac) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not have a Material Adverse Effect, immediately after giving effect to the Hewitt-Robins Acquisition, (i) the Company and each of its subsidiaries will have good and marketable title, free and clear of all Liens except Liens for taxes not yet due and payable and Liens granted pursuant to the Revolving Credit Facility and the Australian Revolving Credit Facility, to all property and assets described in the Offering Memorandum as being owned by it, (ii) each lease to which the Company and each of its subsidiaries will be a party will be valid and binding and no default will have occurred or will be continuing thereunder and (iii) the Company and its subsidiaries will enjoy peaceful and undisturbed possession under all such leases to which it will be a party as lessee.

                  (ad) The Company and each of its subsidiaries maintains insurance for their respective businesses and the value of their respective properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance) which the Company and its subsidiaries believe is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses, and all such insurance is outstanding and in force as of the date hereof.

                  (ae) The financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act. The pro forma financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), are, in all material respects, accurately presented and prepared in good faith on the basis of the assumptions described therein, and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (af) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (ag) Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum: (1) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, immediately after giving effect to the Hewitt-Robins Acquisition, taken as a whole, nor entered into any material transactions not in the ordinary course of business; (2) there has not been any decrease in the Company's capital stock or the capital stock of the Company's subsidiaries or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of the Company or any of its subsidiaries, considered in the aggregate, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's or any of its subsidiaries' capital stock, as the case may be; and (3) there has not been any event or series of events that would have a Material Adverse Effect.

                  (ah) Immediately prior to and upon the issuance of the Series A Senior Notes, (i) the present fair saleable value of the assets of the Company and its subsidiaries exceeded and will exceed the amount that will be required to be paid on, or in respect of, the debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries as they become absolute and matured, (ii) the assets of the Company and its subsidiaries do not constitute and will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted and (iii) the Company and its subsidiaries do not intend to, or believe that they will, incur debts or other liabilities beyond their ability to pay such debts and liabilities as they mature. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

                  (ai) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf, has taken and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Senior Notes to violate Regulation G (12 C.F.R.
         Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
         Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

                  (aj) None of the Company or its subsidiaries are or, immediately after giving effect to the Hewitt-Robins Acquisition, will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

                  (ak) The Company and its subsidiaries have, and immediately after giving effect to the Hewitt-Robins Acquisition will have, complied with all of the provisions of Florida H.B. 1771, codified as
         Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                  (al) The accountants, Ernst & Young LLP, that have certified certain financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and Hewitt-Robins as required by the Securities Act and the Exchange Act. The historical financial statements of the Company and Hewitt-Robins, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

                  (am) The accountants, Coopers & Lybrand, chartered accountants, that have certified certain financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to BCE Holdings Pty. Ltd. as required by the Securities Act and the Exchange Act. The historical financial statements of BCE Holdings Pty.

         Ltd., together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act.

                  (an) When the Series A Senior Notes are issued and delivered pursuant to this Agreement, such Series A Senior Notes will not be of the same class (within the meaning of Rule 144A under the Securities
         Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (ao) Assuming (i) that the representations and warranties of the Initial Purchaser in Section 7 hereof are true, (ii) that the representations of the Accredited Institutions set forth in the certificates of such Accredited Institutions in the form set forth in Annex A to the Offering Memorandum are true, (iii) compliance by the Initial Purchaser with its covenants set forth in Section 7 hereof,
         (iv) that none of the Eligible Purchasers is an affiliate of the Company and (v) that each of the Eligible Purchasers is a QIB, an Accredited Institution or a Regulation S Purchaser, the purchase and Exempt Resales of the Series A Senior Notes pursuant hereto are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of the Series A Senior Notes or in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (ap) Set forth on Schedule III hereto is a list of each employee pension or benefit plan with respect to which the Company or any of its subsidiaries is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Senior Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

                  (aq) The Company and the Subsidiary Guarantors have not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Senior Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchaser any compensation for soliciting purchases of, the Series A Senior Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (ar) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                  (as) The Indenture conforms as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement.

                  (at) Each certificate signed by any officer of the Company or a Subsidiary Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to the Initial Purchaser as to the matters covered thereby.

                  (au) None of the Company, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Senior Notes, and the Company, its subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Senior Notes outside the United States.

                  (av) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S for the Series A Senior Notes or any security of the same class as the Series A Senior Notes.

                  (aw) The sale of the Series A Senior Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  The Company and the Subsidiary Guarantors acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INITIAL PURCHASER.

         (a) The Initial Purchaser represents and warrants to the Company and the Subsidiary Guarantors as follows:

                  (1) The Initial Purchaser represents and warrants that it is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Senior Notes.

                  (2) The Initial Purchaser (i) is not acquiring the Series A Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Senior Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, (ii) will be reoffering and reselling the Series A Senior Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, to a limited number of Accredited

         Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and to non-U.S. persons outside the United States in offshore transactions in reliance upon Regulation S under the Securities Act and (iii) has not solicited and, unless and until the Series A Senior Notes are registered under the Securities Act, will not solicit any offer to buy or offer to sell the Series A Senior Notes by any means, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or in any manner involving a public offering within the meaning of the Securities Act.

         (b) The Initial Purchaser agrees that, in connection with the Exempt Resales, the Initial Purchaser will solicit offers to buy the Series A Senior Notes only from, and will offer to sell the Series A Senior Notes only to, the Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Senior Notes only to, and will solicit offers to buy the Series A Senior Notes only from, persons who in purchasing such Series A Senior Notes will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that they are purchasing the Series A Senior Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) that such Series A Senior Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred, only (A) (I) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Securities Act, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (IV) to an institutional accredited investor (as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act (an "Institutional Accredited Investor") that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Series A Senior Notes less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (B) to the Company or
(C) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (2) above. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Series A Senior Notes, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

         (c) The Initial Purchaser represents and agrees that the Series A Senior Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act, which U.S. person will acquire an interest in a Transfer Restricted Security.

         (d) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Senior

Notes (other than a sale pursuant to Rule 144A or to Accredited Institutional Investors in transactions that are exempt from the registration requirements of the Securities Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Senior Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

         "The Senior Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

         The Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Senior Notes, except with its affiliates or with the prior written consent of the Company.

         (e) The Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Series A Senior Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Series A Senior Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Senior Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Series A Senior Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         (f) The Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Senior Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Senior Notes in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

         (g) The Initial Purchaser agrees not to cause any advertisement of the Series A Senior Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Senior Notes, except such advertisements as include the statements required by Regulation S.

         (h) The sale of the Series A Senior Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (i) The Initial Purchaser is not a pension or welfare plan (as defined in Section 3 of ERISA) and is not acquiring the Series A Senior Notes on behalf of a pension or welfare plan).

         Terms used in this Section 7 that have meanings assigned to them in Regulation S are used herein as so defined.

         The Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

         8.       INDEMNIFICATION.

                  (a) The Company and each Subsidiary Guarantor agree to, jointly and severally, indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchaser (any of the persons referred to in this clause
         (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees and agents of the Initial Purchaser or any Controlling Person (any person referred to in clause (i), (ii) or (iii) in such capacity may hereinafter be referred to as an "INDEMNIFIED PERSON") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Rule 144A Information provided by the Company or any Subsidiary Guarantor to any holder or prospective purchaser of Series A Senior Notes pursuant to Section 5(o), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission that is made in reliance upon and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use therein; provided, however, that the indemnification contained in this paragraph
         (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability, judgment, action or expense arising from the sale of the Series A Senior Notes by the Initial Purchaser to any person if a copy of the Offering Memorandum, as it may be amended or supplemented, shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum, as it may have been amended or supplemented; provided that the Company has delivered the Offering Memorandum, as it may have been amended or supplemented, to the Initial Purchaser in requisite quantity on a timely basis to permit such delivery or sending. The Company and each Subsidiary Guarantor also agree to, jointly and severally, reimburse each Indemnified Person for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section 8). The Company shall notify the Initial Purchaser promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, any Subsidiary Guarantor or an Indemnified Person.

                  (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Persons, based upon any Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Subsidiary Guarantor, the Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company or any Subsidiary Guarantor of its obligations pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction that such failure shall have materially adversely affected the Company or a Subsidiary Guarantor) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company or a Subsidiary Guarantor, and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Subsidiary Guarantors (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the Initial Purchaser, and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor any Subsidiary Guarantor shall be liable for any settlement of any such action effected without the prior written consent of the Company, but if settled with the Company's written consent (which consent will not be unreasonably withheld), the Company and each Subsidiary Guarantor agree to, jointly and severally, indemnify and hold harmless any Indemnified Person from and against any loss claim, damage, liability, judgment, action or expense by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) The Initial Purchaser agrees to indemnify and hold harmless (i) the Company, (ii) the Subsidiary Guarantors, (iii) each Controlling Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any Subsidiary Guarantor and (iv) the respective officers, directors, partners, employees and agents of the Company, the Subsidiary Guarantors or any Controlling Person of the Company or the

         Subsidiary Guarantors (any person referred to in clause (i), (ii), (iii) or (iv) in such capacity may hereinafter be referred to as the "COMPANY INDEMNIFIED PARTIES"), to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each Indemnified Person but only with respect to claims and actions based on information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in the Offering Memorandum; provided however, that, in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser as set forth on the cover page of the Offering Memorandum. In case any action shall be brought against any Company Indemnified Party in respect of which indemnity may be sought against the Initial Purchaser, the Initial Purchaser shall have the rights and duties given to the Company and the Subsidiary Guarantors (except that if the Company shall have assumed the defense thereof, the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), and the Company Indemnified Parties shall have the rights and duties given to the Initial Purchaser by Section 8(b) hereof.

                  (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (or parties, as applicable) on the one hand and the indemnified party (or parties, as applicable) on the other hand from the offering of the Series A Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party (or parties, as applicable) and the indemnified party (or parties, as applicable) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Senior Notes (net of the Initial Purchaser's discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case, as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company and the Subsidiary Guarantors on the one hand or the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Senior Notes received by it exceeds the amount equal to (i) the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus (ii) any amount paid or contributed by the Initial Purchaser pursuant to the Registration Rights Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements of the Company, the Subsidiary Guarantors and the Initial Purchaser contained in this
         Section 8 are in addition to any liability or obligation which the Company, the Subsidiary Guarantors and the Initial Purchaser may otherwise have to the Indemnified Persons and the Company Indemnified Parties, respectively, referred to above.

         9. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATION. The obligation of the Initial Purchaser to purchase the Series A Senior Notes under this Agreement is subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date, immediately after giving effect to the Hewitt-Robins Acquisition, with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Subsidiary Guarantors shall have performed or complied with all of the agreements and satisfied all conditions to be performed, complied with or satisfied by it on or prior to the Closing Date.

                  (b)(1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 9:00 a.m., New York City time, on March 28, 1997, or at such later date and time as the Initial Purchaser may approve in writing;

                     (2) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Senior Notes; and

                     (3) at the Closing Date, no stop order preventing the use
                  of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Senior Notes for sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or any Subsidiary Guarantor, be contemplated.

                  (c)(1) Since the date of the latest balance sheet included in the Offering Memorandum, except as may be set forth or contemplated in the Offering Memorandum, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, whether or not arising in the ordinary course of business;

                           (2) since the date of the latest balance sheet
                  included in the Offering Memorandum, there has not been any material change, or any development involving a prospective change, in the capital stock or in the long-term debt or material increase in short term debt of the Company and its subsidiaries, considered in the aggregate, from that set forth in the Offering Memorandum;

                           (3) since the date of the Offering Memorandum, there
                  shall not have been any material adverse change, or development that is reasonably likely to result in a material adverse change, in the business and assets to be acquired in the Hewitt-Robins Acquisition;

                           (4) immediately after giving effect to the
                  Hewitt-Robins Acquisition, the Company and its subsidiaries shall have no material liability or obligation, direct or contingent, other than those reflected in the Offering Memorandum; and

                           (5) on the Closing Date, the Initial Purchaser shall
                  have received certificates dated the Closing Date, signed on behalf of the Company and the Subsidiary Guarantors by the principal executive officer and the principal financial or accounting officer of the Company and each Subsidiary Guarantor, confirming as of the Closing Date, all matters set forth in Sections 9(a), (b) and (c) hereof with respect to the Company and the Subsidiary Guarantors, as applicable.

                  (d) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) dated the Closing Date, of Squire, Sanders & Dempsey L.L.P., counsel for the Company and the Subsidiary Guarantors, to the effect that:

                           (1) The Company and each of the Subsidiary Guarantors
                  (A) is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation and (B) has requisite corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties.

                           (2) The Company has all necessary corporate power and
                  authority to execute, deliver and perform its obligations under each of the Operative Documents, and the Revolving Credit Facility and to consummate the transactions contemplated by the Operative Documents, and the Revolving Credit Facility, and to issue, sell and deliver the Series A Senior Notes pursuant to this Agreement. Continental has all necessary corporate power and authority to execute, deliver and perform its obligations under the Hewitt-Robins Acquisition Agreement and to consummate the Hewitt-Robins Acquisition.

                           (3) Each of the Subsidiary Guarantors has all
                  necessary corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and the Revolving Credit Facility and to consummate the transactions contemplated by the Operative Documents and Revolving Credit Facility and to issue and deliver the Subsidiary Guarantees pursuant to this Agreement.

                           (4) None of (A) the execution, delivery or
                  performance by the Company and the Subsidiary Guarantors of this Agreement, the Revolving Credit Facility and the other Operative Documents, (B) the performance by Continental of the Hewitt-Robins Acquisition Agreement and consummation of the Hewitt-Robins Acquisition, (C) the issuance and sale of the Senior Notes by the Company, (D) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors and (E) the consummation by the Company and the Subsidiary Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a Lien on any properties of the Company or any of the Subsidiary Guarantors, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of any of the Company or any of the Subsidiary Guarantors, (2) any bond, debenture, note, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument set forth on Schedule IV hereto or (3) any law or administrative regulation applicable to the Company, any of the Subsidiary Guarantors, or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of the Subsidiary Guarantors was or is now a party or to which any of them or their respective properties may be subject or bound and which is known to such counsel.

                           (5) No consent, approval, authorization or order of,
                  or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) or pursuant to the terms of any agreement or other instrument set forth on Schedule IV hereto, that have not been made or obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained or made, is required for (1) the execution, delivery and performance of the Operative Documents, the Revolving Credit Facility and the valid issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees or (2) the performance by Continental of the Hewitt-Robins Acquisition Agreement and all documents or agreements related thereto and the transactions contemplated hereby and thereby, except (i) such consents, approvals, authorizations or orders that are not specifically required pursuant to the terms of the Hewitt-Robins Acquisition Agreement and (ii) where the failure to obtain such consents, approvals, authorizations or orders would not have a Material Adverse Effect.

                           (6) This Agreement has been duly authorized,
                  executed and delivered by the Company and the Subsidiary Guarantors.

                           (7) The Indenture has been duly authorized, executed
                  and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the Trustee) is a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (8) The Series A Senior Notes have been duly
                  authorized, issued and authenticated in accordance with the terms of the Indenture and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (9) The Series B Senior Notes have been duly
                  authorized by the Company and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (10) The Subsidiary Guarantees endorsed on the Series
                  A Senior Notes by the Subsidiary Guarantors have been duly authorized, executed and delivered by the respective Subsidiary Guarantors and are the legally valid and binding obligations of such Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (11) The Subsidiary Guarantees to be endorsed on the
                  Series B Senior Notes by the Subsidiary Guarantors have been duly authorized and, when executed and delivered by the respective Subsidiary Guarantors, will be the legally valid and binding obligations of such Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof may be
                  (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (12) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and
                  (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (13) The Hewitt-Robins Acquisition Agreement has been
                  duly authorized, executed and delivered by Continental and is a legally valid and binding agreement of Continental, enforceable against Continental in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (14) The Revolving Credit Facility has been duly
                  authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (15) The Tax Payment Agreement has been duly
                  authorized, executed and delivered by the Company and its subsidiaries and is a legally valid and binding obligation of the Company and its subsidiaries, enforceable against the Company and its subsidiaries in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (16) The Management Agreement has been duly
                  authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (17) The Series A Senior Notes, the Series B Senior
                  Notes, the Subsidiary Guarantees to be endorsed on the Series A Senior Notes, the Subsidiary Guarantees to be endorsed on the Series B Senior Notes, the Indenture, the Registration Rights Agreement, the Revolving Credit Facility, the Tax Payment Agreement and the Management Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                           (18) None of the Company or the Subsidiary Guarantors
                  is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

                           (19) When the Series A Senior Notes are issued and
                  delivered pursuant to this

                  Agreement, such Series A Senior Notes will not be of the same class (within the meaning of Rule 144A under the Securities
                  Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                           (20) The Indenture conforms as to form in all
                  material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and
                  (ii) the effectiveness of the Shelf Registration Statement.

                           (21) No registration under the Securities Act of the
                  Series A Senior Notes is required for the sale of the Series A Senior Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales as described in the Offering Memorandum (assuming (i) that the Eligible Purchasers who buy the Series A Senior Notes in the Exempt Resales are QIBs, Accredited Institutions or Regulation S Purchasers, (ii) the accuracy of, and compliance with, the representations of the Initial Purchaser and those of the Company contained in Sections 6 and 7 hereof and (iii) the accuracy of the representations made by each Accredited Institution who purchases Series A Senior Notes pursuant to an Exempt Resale as set forth in the letters of representation executed by such Accredited Institutions in the form of Annex A to the Offering Memorandum).

                           (22) To the best knowledge of such counsel, no
                  injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Senior Notes and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Senior Notes for sale in any jurisdiction designated by the Initial Purchaser pursuant to
                  Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of such counsel, be contemplated.

                  In addition, such counsel shall state that it has participated in conferences with representatives of the Company, representatives of the Subsidiary Guarantors, representatives of the Company's and the Subsidiary Guarantors' accountants, the Initial Purchaser's representatives and counsel for the Initial Purchaser, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, lawyers of such counsel responsible for this matter who actively participated in the preparation of the Offering Memorandum are not presently aware of any information that came to their attention in the course of the performance of the services referred to herein that leads such counsel to believe that the Offering Memorandum, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, financial information and related notes included in the Offering Memorandum).

                  Such counsel may set forth such assumptions, qualifications and definitions as are customary in opinions of this nature and may rely upon certificates as to factual matters and from public officials. Such opinion may be limited to federal, Delaware, New York and Ohio law.

                  (e) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of David M. Sweeney, as general counsel for the Company and the Subsidiary Guarantors, to the effect that:

                           (1) To the best of such counsel's knowledge, the
                  Company and each of the Subsidiary Guarantors is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

                           (2) All of the outstanding shares of capital stock of
                  or other ownership interests in the Company and each of the Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable; the outstanding shares of capital stock of or other ownership interests in each of the Company's subsidiaries have not been issued in violation of any preemptive or similar rights and to the best of such counsel's knowledge are owned free and clear of any Lien except for Liens granted pursuant to the Revolving Credit Facility, the Australian Revolving Credit Facility and the Australian seller notes as set forth in the Offering Memorandum under the caption "Capitalization."

                           (3) To the best of such counsel's knowledge, except
                  as disclosed in the Offering Memorandum, there are not any outstanding, subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its subsidiaries.

                           (4) None of the Company or any of the Subsidiary
                  Guarantors is in violation of its respective charter or bylaws, or to the best knowledge of such counsel after due inquiry, none of the Company or any of the Subsidiary Guarantors is in default in the performance of any material term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument, to which the Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties may be subject or bound.

                           (5) To the best knowledge of such counsel after due
                  inquiry, there is (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no law, statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i),
                  (ii) and (iii) above in the reasonable judgment of such counsel, (A) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (B) might have a Material Adverse Effect, (C) would interfere with or adversely affect the issuance of the Series A Senior Notes and the Subsidiary Guarantees, or (D) in any manner draw into question the validity of the Operative Documents, the Hewitt-Robins Acquisition Agreement, the Series A Senior Notes or Subsidiary Guarantees.

                  Such counsel may set forth such assumptions, qualifications and definitions as are customary in opinions of this nature and may rely upon certificates as to factual matters and from public officials. Such opinion may be limited to federal, Delaware and Ohio law.

                  (f) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of Thompson Norrie Solicitors, counsel for each of CCE Pty. Ltd., BCE Holdings Pty. Ltd., Continental Ace Pty. Ltd., Continental ACE Services Pty. Ltd., Continental ACE Components Pty. Ltd., A. Crane Pty. Ltd. and Ringway Pty. Ltd. (each an "Australian Subsidiary" and collectively, the "Australian Subsidiaries"), substantially in the form of Exhibit B hereto:

                  (g) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchaser, and the Company and the Subsidiary Guarantors shall have provided Latham & Watkins such papers and information as it requests to enable it to pass upon the matters contained in such opinion.

                  (h) The Initial Purchaser shall have received letters from Ernst & Young LLP, independent public accountants with respect to the Company and Hewitt-Robins, on the date hereof and on the Closing Date, in form and substance satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (i) The Initial Purchaser shall have received letters from Coopers & Lybrand, with respect to BCE Holdings Pty. Ltd., on the date hereof and on the Closing Date, in form and substance satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (j) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

                  (k) The Company, the Subsidiary Guarantors and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

                  (l) The Company shall have entered into the Revolving Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchaser) and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (m) Each condition to the initial borrowing under the Revolving Credit Facility (other than the issuance and sale of the Series A Senior Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Hewitt-Robins Acquisition Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Revolving Credit Facility. At or prior to the Closing Date, the closing under the Revolving Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser of the consummation thereof.

                  (n) Each condition to the closing contemplated by the Hewitt-Robins Acquisition Agreement (other than the issuance and sale of the Series A Senior Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Hewitt-Robins Acquisition Agreement.

                  (o) On the Closing Date, the Company and its subsidiaries shall have entered into the Tax Payment Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchaser) and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

                  (p) On the Closing Date, the Company shall have entered into the Management Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchaser) and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

                  (q) The Company and the Subsidiary Guarantors shall have fully performed or complied with any of the agreements herein contained and required to be performed or complied with by the Company and the Subsidiary Guarantors on or prior to the Closing Date.

                  (r) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (s) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

         10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         The Initial Purchaser may terminate this Agreement at any time on or prior to the Closing Date by written notice to the Company if any of the following has occurred:

                  (a) Since the respective dates as of which information is given in the Offering

         Memorandum, any material adverse change or development involving a prospective material adverse change which would cause a Material Adverse Effect, on the earnings, affairs, properties, results of operations or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in the Initial Purchaser's judgment, make it impracticable to market the Series A Senior Notes on the terms and in the manner contemplated in the Offering Documents or materially impairs the investment quality of the Series A Senior Notes;

                  (b) Any outbreak or escalation of hostilities or other national or international calamity, crisis or emergency or material adverse change in economic conditions or financial markets, if the effect of such outbreak, escalation, calamity, crisis, emergency or change in economic conditions or financial markets of the United States or elsewhere would, in the Initial Purchaser's judgment, be material and adverse and make it impracticable to market the Series A Senior Notes on the terms and in the manner contemplated in the Offering Memorandum or to enforce the contracts for the sale of the Series A Senior Notes;

                  (c) The suspension or material limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or national market system;

                  (d) The enactment, publication, decree or other promulgation of any federal or state law, statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's opinion causes or could cause a Material Adverse Effect;

                  (e) The declaration of a banking moratorium by either federal or New York State authorities;

                  (f) The taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's opinion has a material adverse effect on the financial markets in the United States and would in the Initial Purchaser's judgment make it impracticable or inadvisable to market the Series A Senior Notes or to enforce contracts for the sales of the Series A Senior Notes; or

                  (g) Any of securities of the Company or any of the Company's subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(9) under the Securities Act).

         11.      AGREEMENT OF THE INITIAL PURCHASER.

         The Initial Purchaser agrees that, upon its receipt of any written notice from the Company of the existence of any fact or the happening of any event that requires the making of any additions to or changes in any Offering Memorandum, Registration Statement or prospectus, or amendment or supplement thereto, referred to in Section 5(e) hereof in order that such document will not contain any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date such document was delivered, not misleading, the Initial Purchaser shall forthwith discontinue disposition of the applicable Senior Notes pursuant to such document until (i) the Initial Purchaser receives from the Company copies of an amended or supplemented document that the Company states in writing may be used by the Initial Purchaser or (ii) the Initial Purchaser is advised in writing by the Company that the use of such document may be resumed.

          12.     MISCELLANEOUS.

                  (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Subsidiary Guarantor, to Continental Global Group, Inc., 438 Industrial Drive, Winfield, Alabama 35594 Attention: Chief Financial Officer, with a copy to Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Jeffrey Margulies, Esq. and (ii) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk Davenport, Esq. or in any case to such other address as the person to be notified may have requested in writing.

                  (b) The respective indemnities, contribution agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any such person, (ii) acceptance of the Series A Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

                  (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiary Guarantors, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Senior Notes from the Initial Purchaser merely because of such purchase.

                  (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

                  (e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [signature pages follow]

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser.

                               Very truly yours,

                         CONTINENTAL GLOBAL GROUP, INC.

                         By: /s/ C. E. Bryant
                            ------------------------------
                              Name: C. E. Bryant
                              Title: President

                         CONTINENTAL CONVEYOR & EQUIPMENT COMPANY

                         By: /s/ Jim Dickinson
                            ------------------------------
                              Name: Jim Dickinson
                              Title: Vice President

                         GOODMAN CONVEYOR COMPANY

                         By: /s/ J. L. Mandia
                            ------------------------------
                              Name: J. L. Mandia
                              Title: Vice President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION

         By: /s/ Ajay Patel
            --------------------------------
              Name:   Ajay Patel
              Title:  Senior Vice President

                                   SCHEDULE I
                                   ----------
                              Subsidiary Guarantors

Continental Conveyor & Equipment Company
Goodman Conveyor Company

                                   SCHEDULE II
                                   -----------

                 Direct and Indirect Subsidiaries of the Company

Continental Conveyor & Equipment Company
Goodman Conveyor Company
114119 Canada, Ltd.
CCE Pty. Ltd.
BCE Holdings Pty. Ltd.
Continental ACE Pty. Ltd.
Continental ACE Services Pty. Ltd.
Continental ACE Components Pty. Ltd.
A. Crane Pty. Ltd.
Ringway Pty. Ltd.

                                  SCHEDULE III
                                  ------------

                Employee Pension and Benefit Plans of the Company

1. Continental Conveyor & Equipment Company Revised Negotiated Retirement Plan for Hourly-Paid Employees (Winfield, AL plant).

2.        Continental Conveyor & Equipment Company Savings and Profit Sharing
          Plan.

3. Continental Conveyor & Equipment Company Retirement Plan for Salaried and Hourly (Non-Union) Employees at Salyersville, KY.

4. Continental Conveyor & Equipment Company Life and AD&D for all employees and weekly indemnity for truck drivers and all hourly employees.

5. Continental Conveyor & Equipment Company group major medical insurance plan for all employees.

6. Continental Conveyor & Equipment Company group long-term disability for all salaried employees.

7. Continental Conveyor & Equipment Company group voluntary AD&D insurance for salaried employees only.

8.        Goodman Conveyor Retirement Savings Plan.

9.        Goodman Conveyor Health/Dental Plan (Fully Insured).

10.       Goodman Conveyor Salaried LTD Plan (Fully Insured).

11.       Goodman Conveyor Hourly Life Insurance Plan (Fully Insured).

12.       Goodman Conveyor Salaried Life Insurance Plan (Fully Insured).

13.       Goodman Conveyor Travel & Accident Plan (Voluntary).

                                   SCHEDULE IV
                                   -----------

                              Material Contracts of
                         Continental Global Group, Inc.,
                  Continental Conveyor & Equipment Company and
                            Goodman Conveyor Company

1. Revolving Credit Facility (as amended by Amendments I, II & III) by and between Bank One Cleveland, NA and Continental Conveyor & Equipment Company and Goodman Conveyor Company and other relative exhibits thereto.

2.        The Purchase Agreement and relative documents between Continental Pty.
          Ltd. and BCE Holdings and related entities.

3. Settlement Agreement between Dresser Industries Inc. and Goodman Conveyor Company dated March 18, 1996.

4. Purchase Agreement and relative exhibits between Continental Conveyor & Equipment Company and Process Technologies Inc. for the purchase of certain assets of Hewitt-Robins.

5. The Subordinated Note Payable by Goodman Conveyor Company to NES Investments Co. L.P.

6. The Supplier Agreement between Continental Conveyor & Equipment Company and Cyprus Amex Minerals Co.

7. Form of Supplier Agreement between Continental Conveyor & Equipment Company and AT Massey Group (unexecuted).

8. The Union Agreement between Continental Conveyor & Equipment Company and The Aluminum & Brick Workers Union.

9. The Management Agreement between Continental Global Group, Inc. and Nesco Inc., dated April 1, 1997.

10. The Tax Payment Agreement between Continental Global Group, Inc., Continental Conveyor & Equipment Company, Goodman Conveyor Company and NES Group Inc., dated April 1, 1997.

                                    EXHIBIT A
                                    ---------

                      Form of Registration Rights Agreement

================================================================================




                         CONTINENTAL GLOBAL GROUP, INC.




                    ----------------------------------------


                                  $120,000,000

                       11% SERIES A SENIOR NOTES DUE 2007


                    ----------------------------------------


                               -------------------
                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF _______, 1997

                               -------------------




                          DONALDSON, LUFKIN & JENRETTE

                             SECURITIES CORPORATION

================================================================================

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of _______, 1997, by and among Continental Global Group, Inc., a Delaware corporation (the "COMPANY"), and Continental Conveyor & Equipment Company, a Delaware corporation ("CONTINENTAL") and Goodman Conveyor Company, a Delaware corporation ("GOODMAN") (each, a "SUBSIDIARY GUARANTOR" and together, the "SUBSIDIARY GUARANTORS") and Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"), who has agreed to purchase the Company's 11% Series A Senior Notes due 2007 (the "SERIES A SENIOR NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated March 26, 1997 (the "PURCHASE AGREEMENT"), by and among the Company, the Subsidiary Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Senior Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in the Purchase Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

         BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Series B Senior Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Senior Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Senior Notes acquired directly from the Company or any of its affiliates).

         CERTIFICATED SECURITIES:  As defined in the Indenture.

         CLOSING DATE:  The date hereof.

         COMMISSION:  The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Senior Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Senior Notes in the same aggregate principal amount as the aggregate principal amount of Series A Senior Notes tendered by Holders thereof pursuant to the Exchange Offer.

         DAMAGES PAYMENT DATE: With respect to the Transfer Restricted Securities, each Interest Payment Date.

         EFFECTIVENESS TARGET DATE:  As defined in Section 5.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE OFFER: The registration by the Company under the Act of the Series B Senior Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Series B Senior Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Series A Senior Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), (5) or (7) of Regulation D under the Act, and to non-U.S. persons outside the Untied States in reliance upon Regulation S under the Act.

         GLOBAL NOTE HOLDER: As defined in the Indenture.

         HOLDERS: As defined in Section 2 hereof.

         INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

         INDENTURE: The Indenture, dated the Closing Date, among the Company, the Subsidiary Guarantors and Norwest Bank Minnesota, N.A., as trustee (the "TRUSTEE"), pursuant to which the Senior Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         INTEREST PAYMENT DATE: As defined in the Indenture and the Senior
Notes.

         NASD:  National Association of Securities Dealers, Inc.

         OFFERING MEMORANDUM: As defined in the Purchase Agreement.

         PERSON: Any individual, corporation, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Senior Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Subsidiary Guarantors relating to (a) an offering of Series B Senior Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         SENIOR NOTES: The Series A Senior Notes and the Series B Senior Notes.

         SERIES B SENIOR NOTES: The Company's 11% Series B Senior Notes due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Senior Notes covered by a Shelf Registration Statement, in exchange for such Series A Senior Notes.

         SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Senior Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Senior Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Act.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

3.       REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Subsidiary

Guarantors shall (i) cause to be filed with the Commission, on or prior to 60 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Senior Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Senior Notes to be offered in exchange for the Series A Senior Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Subsidiary Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Senior Notes shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Senior Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Series A Senior Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Senior Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Senior Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company and the Subsidiary Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 120 days from the date on which the Exchange Offer is Consummated.

         The Company and the Subsidiary Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than two days after such request, at any time during such 120-day period in order to facilitate such sales.

4.       SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Series B Senior Notes because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Senior Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Senior Notes acquired directly from the Company or one of its affiliates, then the Company and the Subsidiary Guarantors shall (x) cause to be filed on or prior to the earliest of (1) 30 days after the date on which the Company is notified by the Commission or otherwise determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above and (2) 30 days after the date on which the Company receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Act, (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
Section 4(b) hereof, and (y) use their reasonable best efforts to cause such Shelf Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above, or on the Effectiveness Target Date as defined in Section 5 below. The Company and the Subsidiary Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold pursuant thereto.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5.       LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within three Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within three Business Days of filing (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages in an amount equal to $.05 per week per $1,000 principal amount of Senior Notes constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages payable to each Holder shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on each Damages Payment Date. All obligations of the Company and the Subsidiary Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

6.       REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

                  (i) If, following the date hereof and prior to Consummation of the Exchange Offer, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable judgment of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company and the Subsidiary Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Subsidiary Guarantors to Consummate an Exchange Offer for such Series A Senior Notes. The Company and the Subsidiary Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Subsidiary Guarantors hereby agree, however, but subject to the proviso set forth above, to take all such other actions as are reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Subsidiary Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Senior Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Senior Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Senior Notes obtained by such Holder in exchange for Series A Senior Notes acquired by such Holder directly from the Company or an affiliate thereof.

                  (iii) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Subsidiary Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Subsidiary Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Senior Notes to be received in the Exchange Offer and that, to the best of the Company's and the Subsidiary Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Senior Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Senior Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement the Company and the Subsidiary Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Subsidiary Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities Notes (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Subsidiary Guarantors shall:

                  (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462 as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to the Initial Purchaser, each selling Holder under any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale shall provide notice to the Company within five Business Days after the receipt thereof to the effect that (A) such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act or (B) that any of the information furnished to the Company by such selling Holder or underwriter, if any, and included in such Registration

         Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any respect;

                  (v) at reasonable times requested by the selling Holders and/or the underwriters upon reasonable notice, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's and the Subsidiary Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any

         Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Subsidiary Guarantors shall:

                           (A) furnish to each selling Holder and each
                  underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                                    (1) a certificate, dated the date of
                           Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of each of the Company and the Subsidiary Guarantors by (x) the President or any Vice President and (y) a principal financial or accounting officer of each of the Company and the Subsidiary Guarantors confirming, as of the date thereof, the matters set forth in paragraphs (a) through (c) of Section 9 of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker Dealers may reasonably request;

                                    (2) an opinion, dated the date of
                           Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Subsidiary Guarantors, covering matters customarily covered in opinions requested in Underwritten Offerings and dated the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be; and

                                    (3) customary comfort letters, dated as of
                           the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with Underwritten Offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                           Section 9(f) of the Purchase Agreement, without exception;

                           (B) set forth in full or incorporated by reference in
                  the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Subsidiary Guarantors pursuant to this clause (x).

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Subsidiary Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Subsidiary Guarantors shall so advise the underwriter(s), if any, selling Holders and each Restricted Broker Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

                  (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xii) issue, upon the request of any Holder of Series A Senior Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Senior Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Senior Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Senior Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Senior Notes, as the case may be; in return, the Series A Senior Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiv) use their reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                  (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xviii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Senior Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will immediately discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such

Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

7.       REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD);
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Senior Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all messenger and delivery services and telephone expenses of the Company and the Subsidiary Guarantors; (vi) all application and filing fees in connection with listing the Senior Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof and (vii) all fees and disbursements of independent certified public accountants of the Company and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Subsidiary Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Subsidiary Guarantors.

         (b) In connection with any Registration Statement required by this Agreement, as applicable, (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Subsidiary Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; provided however, that such fees and disbursements shall in no event exceed $10,000.

8.       INDEMNIFICATION

         (a) The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each Holder, (iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser or Holder (any of the persons referred to in this clause (iii) being hereinafter referred to as a "Controlling Person") and (iv) the respective officers, directors, partners, employees and agents of the Initial Purchaser or any Holder or any Controlling Person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission that is made in reliance upon and in conformity with information relating to the Initial Purchaser or any of the Holders furnished in writing to the Company by the Initial Purchaser or any of the Holders expressly for use therein; provided however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling any Holder) on account of any such loss, claim, damage, liability, judgment, action or expense arising from the sale of Series A Senior Notes by such Holder to any person if a copy of the Prospectus, as it may be amended or supplemented, shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus, as it may have been amended or supplemented; provided that the Company has delivered the Prospectus, as it may be amended or supplemented, to such Holder in requisite quantity on a timely basis to permit such delivery or sending. The Company and each Subsidiary Guarantor also agree to, jointly and severally, reimburse each Indemnified Holder for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Holder's rights under this Agreement (including, without limitation, its rights under this Section 8).

                  In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or any Subsidiary Guarantor, the Indemnified Holder shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company or the Subsidiary Guarantors of their obligations pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction that such failure shall have materially adversely affected the Company or a Subsidiary Guarantor) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and payment of all fees and expenses (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). Such Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company or a Subsidiary Guarantor, and such Indemnified Holder has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Subsidiary Guarantors (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Holders, which firm shall be designated in writing by the Indemnified Holders, and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor any Subsidiary Guarantor shall be liable for any settlement of any such action effected without prior written consent of the Company, but if settled with the Company's written consent (which consent will not be unreasonably withheld) the Company and each Subsidiary Guarantor agree to, jointly and severally, indemnify and hold harmless each Indemnified Holder from and against any loss, claim, damage, liability, judgment, action or expense by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, each Controlling Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or any Subsidiary Guarantor, and the officers, directors, partners, employees and agents of each such person (the "Company Indemnified Parties"), to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action shall be brought against any Company Indemnified Party in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Subsidiary Guarantors, and the Company Indemnified Parties shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party (or parties, as applicable), on the one hand, and the indemnified party (or parties, as applicable), on the other hand, from the initial placement and the sale of Transfer Restricted Securities pursuant to the applicable Registration Statement or if such allocation is not permitted by applicable law, the relative fault of such indemnifying party, on the one hand, and of such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total proceeds from the initial placement (net of the Initial Purchaser's commissions, but before deducting expenses) as set forth on the cover page of the Offering Memorandum. The relative benefits of the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum and benefits received by any other Indemnified Holders shall be deemed to be equal to the total proceeds received by such Holder upon its sale of Series A Senior Notes. The relative fault of such indemnifying party, on the one hand, and of such indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party on the one hand or by such indemnified party, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Subsidiary Guarantors, the Initial Purchaser and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither the Initial Purchaser nor its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount equal to (A) the amount of the total purchase discounts and commissions applicable to such Transfer Restricted Securities less (B) any amount paid or contributed by the Initial Purchaser under the Purchase Agreement; nor shall any Holder or its related Indemnified Holders be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchaser and the Holders to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Series A Senior Notes held by each of the Holders hereunder and not joint.

         The indemnity and contribution agreements of the Company, the Subsidiary Guarantors and the Initial Purchaser contained in this Section 8 are in addition to any liability or obligation which the Company, the Subsidiary Guarantors and the Initial Purchaser may otherwise have to the Indemnified Holders and the Company Indemnified Parties, respectively, referred to above.

9.       RULE 144A

         The Company and the Subsidiary Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

10.      UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements.

11.      SELECTION OF UNDERWRITERS

         For any Underwritten Offering of Senior Notes, the investment banker or investment bankers and manager or managers for any Underwritten Offering of Senior Notes, that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."

12.      MISCELLANEOUS

         (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any Subsidiary Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Subsidiary Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) ADJUSTMENTS AFFECTING THE SENIOR NOTES. Neither the Company nor any Subsidiary Guarantor will take any action, or voluntarily permit any change to occur, with respect to the Senior Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

                           With a copy to:

                                    Latham & Watkins
                                    885 Third Avenue
                                    New York, New York 10022
                                    Telecopier No.: (212) 751-4864
                                    Attention: Kirk A. Davenport

                  (ii)     if to the Company or any Subsidiary Guarantor:

                                    Continental Global Group, Inc.
                                    438 Industrial Drive
                                    Winfield, Alabama  35594
                                    Telecopier No.: (205) 487-4233
                                    Attention:  Chief Financial Officer

                           With a copy to:

                                    Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio  44114
                                    Telecopier No.: (216) 479-8793
                                    Attention:  Jeffrey J. Margulies

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder at a time when such Holder could not transfer such Transfer Restricted Securities pursuant to a Shelf Registration Statement. Each Holder of Transfer Restricted Securities agrees to be bound by and comply with the terms and provisions of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     CONTINENTAL GLOBAL GROUP, INC.

                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:

                                     CONTINENTAL CONVEYOR & EQUIPMENT
                                     COMPANY

                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:

                                     GOODMAN CONVEYOR COMPANY

                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

         By:
            -------------------------------
              Name:
              Title:

                                    EXHIBIT B
                                    ---------

                          Opinion of Australian Counsel

         (1) Each of the Australian Subsidiaries (A) is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (B) has requisite corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties and (C) to the best of such counsel's knowledge, is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature or its business or ownership or leasing or property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the assets, property, business, results of operations (financial or otherwise) or prospects of the Australian Subsidiaries taken as a whole.

         (2) All of the outstanding shares of capital stock of or other ownership interests in each of the Australian Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable; the outstanding shares of capital stock of or other ownership interests in each of the Australian Subsidiaries have not been issued in violation of any preemptive or similar rights and to the best of such counsel's knowledge are owned free and clear of any Lien except for Liens granted pursuant to the Australian Revolving Credit Facility.

         (3) To the best knowledge of such counsel after due inquiry, none of the Australian Subsidiaries is in violation of its respective charter or bylaws in default in the performance of any material term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument, to which any of the Australian Subsidiaries is a party or to which any of them or their respective properties may be subject or bound.